Exhibit 1 (Ex 3.1)

                    ARTICLES OF INCORPORATION

                               OF

                          GASLIGHT, INC.

           We, the undersigned, natural persons being more than eighteen years of age, acting as incorporators of a corporation pursuant to the provisions of the Utah Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                            ARTICLE I

                               NAME

     The name of the corporation hereby created shall be:

                          GASLIGHT, INC.

                            ARTICLE II

                             DURATION

     1. The purposes for which the corporation is to obtain loan and/or equity financing for clients engaged in any business which may have potential for profit. This loan and/or equity financing will be obtained from banks, life insurance companies and other financial organizations.

     2.  To be involved in investing and/or management.

     3. To engage in any other act and activity for which corporations may be organized under the State of Utah.

                            ARTICLE IV

                          CAPITALIZATION

     The Corporation shall have authority to issue 50,000,000 (fifty million) shares of stock each having a par value of one-tenth of one cent ($0.001).
All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

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                            ARTICLE V

                         PAID IN CAPITAL

     The Corporation shall not commence business until value of the least $1,000 has been received by it as consideration for the issuance of its shares.

                            ARTICLE VI

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as Directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgements, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation or of such other corporation, or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable, for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of stockholders, or otherwise.

                           ARTICLE VII

                 OFFICERS AND DIRECTORS CONTRACTS

     No contract or other transaction between this corporation and any other firm or corporation shall be affected by the fact that a Director or officer of this Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or Director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or Director acts in good faith.

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

                           ARTICLE VIII

                   REGISTERED OFFICE AND AGENT

          The address of the initial registered officer of the Corporation and its mutual registered agents at such address is:

                         Lynn G. Westlund
                     2889 So. Main, Suite 200
                    Salt Lake City, Utah 84115

                            ARTICLE IX

                            DIRECTORS

     The Corporation shall have not less than three (3) nor more than nine (9) directors as determined, from time to time, by the Board of Directors. The Corporation shall have not less than three (3) persons. The name and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

     Henry Gullion III        742 Sheringham Ct.
                              Farmington, Utah

     Lynn G. Westlund         P.O. Box 15365
                              Salt Lake City, Utah 84115

     Dr. Brent H. Craven     195 East Gentile
                              Layton, Utah 84041

                            ARTICLE XI

                        PRE-EMPTIVE RIGHTS

     There shall be no pre-emptive rights to acquire unissued and/or treasury shares of the stock of the Corporation.

                           ARTICLE XII

                         VOTING OF SHARES

     Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be

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entitled to vote his or its shares in person or by proxy, executed in writing by such stockholders, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                           ARTICLE XIII

                            AMENDMENTS

     These articles may be amended without notice at any annual meeting of the stockholders or at any special meeting called for that purpose by a vote of the majority of the stock duly represented and entitled to vote at such a meeting.

                           ARTICLE XIV

                           COMPENSATION

     The compensation to be paid to the officers and directors will be fixed by the Board of Directors and the Board of Directors is hereby authorized to make provisions for reasonable compensation to its Directors and officers for their services and to provide reimbursement for expenses incurred in performing services as required. Any Director may also serve the Corporation in any other capacity.

                            ARTICLE XV

                           LIABILITIES

     The Directors, officers and stockholders of the Corporation should not be liable for the debts or obligations of the Corporation.


                           ARTICLE XVI

                         SIMILAR BUSINESS

     The Director, officer, stockholder shall have the right to engage in a similar business to that of the Corporation so long as they do not violate any trust imposed upon them in the course of performing their duties when acting for the Corporation.

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STATE OF UTAH           )
                        ) ss.
COUNTY OF UTAH          )

     On the 30th day of December, 1985, personally appeared before me HENRY GULLION, III, LYNN G. WESTLUND AND DR. BRENT H. CRAVEN who acknowledged to me that they are the persons who signed the foregoing Articles of Incorporation as incorporators and that they have read the foregoing Articles of Incorporation and know the contents thereof, and that the same is true of their knowledge as to those matters upon which they operate on information and belief, and as to those matters believe them to be true.

                                        /s/ Henry Gullion, III
                                            ----------------------
                                            HENRY GULLION, III


                                        /s/ Lynn G. Westlund
                                            ------------------------
                                            LYNN G. WESTLUND


                                        /s/ Dr. Brent H. Craven
                                           --------------------------
                                            DR. BRENT H. CRAVEN

     SUBSCRIBED AND SWORN TO before me this 30th day of December, 1985.


                                        /s/ Nadine Kee
                                            ------------------
                                             NOTARY PUBLIC
                                             Residing at:

My Commission Expires:

            7/9/88

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

                      ARTICLES OF AMENDMENT

                  TO ARTICLES OF INCORPORATION

                                OF

                          GASLIGHT, INC.

          (changed herein to "LAZARUS INDUSTRIES, INC.")

     In accordance with Section 16-10-57 of the Utah Code Annotated, 1953, as amended, Gaslight, Inc. (the "Corporation"), a Utah corporation, does hereby adopt the following amendment (the "Amendment") to the Articles of Incorporation.

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:

     The name of the Corporation hereby created shall be:

                     LAZARUS INDUSTRIES, INC.

     2. Except as specifically provided herein, the provisions of the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

     3. By execution of this Amendment to the Articles of Incorporation, the president and secretary of said Corporation do hereby certify that the foregoing Amendment to the Articles of Incorporation was adopted as an Amendment to the original Articles of Incorporation of Gaslight, Inc., by the shareholders of said Corporation pursuant to a special meeting of the shareholders of the Corporation held on March 30, 1988. As of March 16, 1988, the record date for such meeting, there was a total of 19,000,000 shares of the Corporation's common stock issued and outstanding, of which 10,886,600 shares voted for the adoption of this Amendment to the Articles of Incorporation, and no shares were voted against the Amendment.

     DATED this 30th day of March, 1988.

                                   GASLIGHT, INC.
ATTEST:

/s/ Don A. Stringham, Secretary    By /s/ Harrison M. Lazarus
--------------------------------     ---------------------------
Don A. Stringham, Secretary               Harrison M. Lazarus, President

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STATE OF UTAH            )
                         :  ss.
COUNTY OF SALT LAKE      )

     The undersigned, Harrison M. Lazarus and Don A. Stringham, being first duly sworn, depose and say:

     That they have executed the foregoing Amendment to the Articles of Incorporation of Gaslight, Inc. for and on behalf of such corporation; that they are the president and secretary, respectively, of such corporation; and to the best of their knowledge, information, and belief, the statements made in such Amendment to the Articles of Incorporation are true.

                                        /s/ Harrison M. Lazarus
                                             ----------------------
                                            HARRISON M. LAZARUS


                                        /s/ Don A. Stringham
                                            -----------------------
                                            DON A. STRINGHAM

STATE OF UTAH           )
                        :  ss.
COUNTY OF SALT LAKE     )

     On the 30th day of March, 1988, before me, the undersigned, a notary public, personally appeared Harrison M. Lazarus and Don A. Stringham, known to me to the be president and secretary, respectively, of Gaslight, Inc., and acknowledged to me that the foregoing Amendment to the Articles of Incorporation was signed on behalf of said corporation by authority of a resolution of its board of directors and duly acknowledged to me that said corporation executed the same.

     WITNESS MY HAND AND OFFICIAL SEAL.


                                        /s/
                                        ---------------------------------
                                           NOTARY PUBLIC
                                           Residing in Salt Lake

My Commission Expires:

              5/25/88
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